UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2008

WM. WRIGLEY JR. COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-800	36-1988190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue, Chicago, Illinois 60611

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 644-2121

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On April 28, 2008, Wm. Wrigley Jr. Company (the “Company”) issued a press release announcing the results of operations of the Company and financial condition for the first quarter ended March 31, 2008. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this report by reference.

The attached press release contains a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). A reconciliation has been provided in the press release of GAAP earnings to non-GAAP earnings.

The Company believes this non-GAAP financial measure provides its stockholders with additional information about its underlying results and trends as well as insight into managements’ view of operating results

Item 8.01 Other Events.

On April 28, 2008, the Company announced that it entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), dated April 28, 2008, with Mars, Incorporated (“Mars”), New Uno Holdings Corporation (“Holdings”) and New Uno Acquisition Corporation, pursuant to which the Company will become a wholly-owned subsidiary of Holdings and will operate as a separate, stand-alone business unit under Mars.  The Board of Directors of the Company has unanimously approved the Merger Agreement, upon the terms and conditions set forth in the Merger Agreement.

The information required by Item 1.01 will be filed in a separate Current Report on Form 8-K. A copy of the press release is attached hereto as exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

           (d)           Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Wm. Wrigley Jr. Company, dated April 28, 2008
99.2	Press Release issued by Wm. Wrigley Jr. Company, dated April 28, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2008	WM. WRIGLEY JR. COMPANY

	By:	/s/ Howard Malovany
	Name:	Howard Malovany
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Wm. Wrigley Jr. Company, dated April 28, 2008
99.2	Press Release issued by Wm. Wrigley Jr. Company, dated April 28, 2008